As filed with the U.S. Securities and Exchange Commission on April 25, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Delaware	85-3009869

TRISALUS LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

3841
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

6272 W. 91st Ave.
Westminster, Colorado 80031
(888) 321-5212

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary Szela
Chief Executive Officer
6272 W. 91st Ave.

Westminster, Colorado 80031
(888) 321-5212

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Matt Browne
Carlos Ramirez
Cooley LLP
10265 Science Center Dr
San Diego, California 92121
(858) 550-6000

Approximate date of commencement of proposed sale to the public:
From time to time on or after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The selling security holders named in this preliminary prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and neither we nor the selling security holders seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated April 25, 2025

PRELIMINARY PROSPECTUS

91,263 Shares of Common Stock Issuable Upon Exercise of Warrants

This prospectus relates to the offer and sale, from time to time, by the selling securityholders identified in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 91,263 shares of our common stock, $0.0001 par value per share (“Common Stock”), issuable upon exercise of warrants (the “First Delayed Draw Warrants”) granted to OrbiMed Royalty & Credit Opportunities IV, LP (“OrbiMed Opp”) and OrbiMed Royalty & Credit Opportunities IV Offshore, LP (“OrbiMed Offshore” and together with OrbiMed Opp, “OrbiMed”) in connection with the first delayed draw down of $10 million (the “Second Tranche”) pursuant to the credit agreement dated April 30, 2024, as amended by that first amendment to credit agreement and registration rights agreement dated March 20, 2025, entered into by and among TriSalus Life Sciences, Inc. (the “Company,” “TriSalus,” “we,” “us”), TriSalus Operating Life Sciences, Inc., OrbiMed, as the initial lender and administrative agent, and each other lender that may from time to time become a party thereto (the “Credit Agreement”). See the section of this prospectus titled “Selling Securityholders” for additional information regarding the Selling Securityholders.

We are not selling any shares of our Common Stock under this prospectus, and we will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Securityholders. We will bear all costs, expenses and fees in connection with the registration of the Common Stock. The Selling Securityholders will bear all commissions and discounts, if any, attributable to its respective sales of Common Stock. We are registering these shares of our Common Stock for sale by the Selling Securityholders to satisfy certain registration rights that we have granted to the Selling Securityholders. See the section of this prospectus titled “Selling Securityholders” for more information.

The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in any applicable prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and any applicable prospectus supplement describing the method and terms of the offering of such securities. You should carefully read this prospectus and any applicable prospectus supplement before you invest in our securities.

Our Common Stock is listed on the Nasdaq Global Market under the ticker symbol “TLSI”. On April 24, 2025, the last reported sales price of our Common Stock was $5.65 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company. We are incorporated in Delaware.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 5 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated       , 2025

i

For investors outside of the United States: Neither we, nor the Selling Securityholders, have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the U.S. Securities and Exchange Commission (the “SEC”) before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the Common Stock offered by them described in this prospectus. We will not receive any proceeds from the sale of shares of Common Stock underlying the First Delayed Draw Warrants pursuant to this prospectus, except with respect to amounts received by us upon the exercise of the First Delayed Draw Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” before deciding to invest in any of the securities being offered. The information contained in this prospectus and any supplement to this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and any prospectus supplement delivered with this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This includes, without limitation, statements regarding the financial position, business strategy, the plans and objectives of management for future operations, statements regarding future economic conditions or performance and statements of belief and any statement of assumptions underlying any of the foregoing. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. We have based these forward-looking statements on our current expectations and projections about future events. Any statements that refer to projections, forecasts or other characterizations of future events or circumstances are forward-looking statements. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases.

These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. You should not place undue reliance on these forward-looking statements. There are no guarantees that the transactions and events described will happen as described (or that they will happen at all). Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K filed with the SEC on April 15, 2025. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus and any accompanying prospectus supplement.

You should read this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein or therein completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

FREQUENTLY USED TERMS

“Delayed Draw Commitment Amount” means up to $15,000,000 which will be made available to us on or prior to December 31, 2025, subject to the satisfaction of certain revenue requirements.

“First Delayed Draw Warrants” means the warrants we issued to OrbiMed in connection with the closing of the Second Tranche.

“Initial Commitment Amount” means the $25,000,000 made available to us on the OrbiMed Closing Date in connection with the Credit Agreement.

“Initial OrbiMed Warrant” means the warrant we issued to OrbiMed in connection with the closing of the Initial Commitment Amount.

“OrbiMed Closing Date” means April 30, 2024.

“OrbiMed Warrants” means the Initial OrbiMed Warrant, the First Delayed Draw Warrants and Subsequent OrbiMed Warrants.

“Second Tranche” means the $10,000,000 in senior secured term debt, which was made available to us on February 18, 2025.

“Subsequent OrbiMed Warrants” means the additional warrants we agreed to issue to OrbiMed to purchase a number of shares of our Common Stock determined by dividing 5% of the Delayed Draw Commitment Amount by the 10-day volume weighted average sale price of our Common Stock as of the issue date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes thereto and the information set forth in the section titled “Risk Factors” or incorporated by reference therein or otherwise incorporated by reference or included elsewhere in this prospectus, before deciding to invest in our shares of common stock. For purposes of this section, unless otherwise indicated or the context otherwise requires, all references to “TriSalus,” “the Company,” “we,” “our,” “ours,” “us” or similar terms refer to TriSalus Life Sciences, Inc. and its consolidated subsidiaries.

Overview

We are a growing, oncology focused medical technology business seeking to transform outcomes for patients with solid tumors by integrating our innovative delivery technology with standard-of-care therapies, and with our investigational immunotherapeutic, nelitolimod, a class C Toll-like receptor 9 agonist, for a range of different therapeutic and technology applications. Our ultimate goal is to transform the treatment paradigm for patients battling solid tumors. We have developed an innovative technology designed to overcome two of the most significant challenges that prevent optimal delivery and performance of therapeutics in these difficult-to-treat diseases: (i) high intratumoral pressure caused by tumor growth and collapsed vasculature restricting the delivery of oncology therapeutics and (ii) off target delivery. Nelitolimod, specifically, combined with our technology, aims to address the immunosuppressive properties of tumor immune cells in liver, pancreas and other solid tumors. By systematically addressing these barriers, we aim to improve response to therapies and to enable improved patient outcomes.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, as amended, and therefore we intend to take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes- Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and our proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of our Common Stock that is held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which we have issued more than $1.0 billion in non-convertible debt in the prior three-year period or (iv) December 31, 2025.

We are also a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

Corporate Information

Our principal executive offices are located at 6272 W. 91st Ave., Westminster, Colorado 80031 and our telephone number is (888) 321-5212. Our corporate website address is www.trisaluslifesci.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

We and our subsidiaries own or have rights to trademarks, trade names and service marks that they use in connection with the operation of their business. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols.

First Delayed Draw Warrants

We entered into the Credit Agreement with OrbiMed on April 30, 2024. The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $50 million, of which (i) $25 million was borrowed on the Initial Closing Date, (ii) $10 million was borrowed on February 18, 2025, and (iii) up to $15 million is available for borrowing on or prior to December 31, 2025, subject to the Company satisfying certain revenue requirements. In connection with borrowing the Second Tranche and pursuant to the terms of the Credit Agreement, we issued OrbiMed the First Delayed Draw Warrants, which provide OrbiMed the right to purchase up to 91,263 shares of Common Stock at an initial cash exercise price of $5.4787 per share. The First Delayed Draw Warrants expire February 18, 2032 and contain customary participation rights and share and price-based adjustment provisions.

In connection with entering into the Credit Agreement, we also entered into the Registration Rights Agreement with OrbiMed, which we amended on March 20, 2025 (the “Registration Rights Agreement”), and whereby we agreed to prepare and file, by May 15, 2025, one or more registration statements with the SEC to register for resale the shares of Common Stock issuable upon exercise of the First Delayed Draw Warrants.

THE OFFERING

Shares of Common Stock offered by the Selling Securityholders	Up to 91,263 shares of Common Stock, which is the number of shares of Common Stock issuable upon exercise of the First Delayed Draw Warrants.

Terms of the offering	Each selling securityholder will determine when and how it will sell the Common Stock offered in this prospectus, as described in the “Plan of Distribution”.

Use of proceeds	We will not receive any proceeds from the offer and sale of shares of Common Stock included in this prospectus by the Selling Securityholders. See “Use of Proceeds” for more information.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in the section titled “Risk Factors” beginning on page 5 of this prospectus and the documents incorporated herein by reference.

Nasdaq ticker symbol of Common Stock	“TLSI”

For additional information concerning the offering, see the section titled “Plan of Distribution” beginning on page 8 of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, you should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as updated by our subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC, which are incorporated by reference into this prospectus in their entirety together with other information in this prospectus and the documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of our Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their own account. We will not receive any of the direct proceeds from these sales. We will bear all expenses incurred by us in effecting the registration of the Common Stock covered by this prospectus and any accompanying prospectus supplement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of our legal counsel and our accountants, fees and expenses of one counsel for the Selling Securityholders in an amount not to exceed $10,000, blue sky fees and expenses and the expenses of any special audits incident to or required by the registration statement to which this prospectus is a part, each in accordance with the terms of the Registration Rights Agreement. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to 91,263 shares of Common Stock issuable upon exercise of the First Delayed Draw Warrants. We are registering the shares of Common Stock included in this prospectus pursuant to the Registration Rights Agreement in order to permit the Selling Securityholders to offer the shares included in this prospectus for resale from time to time.

The table below presents information regarding the Selling Securityholders and the shares of Common Stock that may be resold by the Selling Securityholders from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Securityholders, and reflects holdings as of March 31, 2025. The number of shares in the column “Number Registered for Sale Hereby” represents all of the shares of Common Stock being offered for resale by each of the Selling Securityholders under this prospectus. The Selling Securityholders may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Securityholders will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Securityholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our Common Stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the Selling Securityholders have sole or shared voting and investment power. The percentage of shares of Common Stock beneficially owned by each of the Selling Securityholders prior to the offering shown in the table below is based on an aggregate of 32,272,462 shares of our Common Stock outstanding on March 31, 2025.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the Selling Securityholders have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the Selling Securityholders, the Selling Securityholders are not a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Securityholder	Number Beneficially Owned Prior to Offering	Number Registered for Sale Hereby(3)	Number Beneficially Owned After Offering	Percent Beneficially After Offering
OrbiMed Royalty & Credit Opportunities IV, LP(1)	157,549	64,748	92,801	*
OrbiMed Royalty & Credit Opportunities IV Offshore, LP(2)	64,519	26,515	38,004	*

*Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)	Consists of (i) 92,801 shares of Common Stock issuable upon the exercise of the Initial OrbiMed Warrant and (ii) 64,748 shares of Common Stock issuable upon the exercise of the First Delayed Draw Warrants. OrbiMed ROF IV LLC (“ROF IV”) is the general partner of OrbiMed Opp, and OrbiMed Advisors LLC (“Advisors”) is the managing member of ROF IV. By virtue of such relationships, ROF IV and Advisors may be deemed to have voting power and investment power over the Common Stock issuable to OrbiMed Opp and as a result, may be deemed to have beneficial ownership over such Common Stock. Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the Initial OrbiMed Warrant and the First Delayed Draw Warrants and the shares of Common Stock issuable upon exercise of the Initial OrbiMed Warrant and the First Delayed Draw Warrants.

(2)	Consists of (i) 38,004 shares of Common Stock issuable upon the exercise of the Initial OrbiMed Warrant and (ii) 26,515 shares of Common Stock issuable upon the exercise of the First Delayed Draw Warrants. ROF IV is the general partner of OrbiMed Offshore, and Advisors is the managing member of ROF IV. By virtue of such relationships, ROF IV and Advisors may be deemed to have voting power and investment power over the Common Stock issuable to OrbiMed Offshore and as a result, may be deemed to have beneficial ownership over such Common Stock. Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the Initial OrbiMed Warrant and the First Delayed Draw Warrants and the shares of Common Stock issuable upon exercise of the Initial OrbiMed Warrant and the First Delayed Draw Warrants.

(3)	Consists solely of shares of Common Stock issuable upon exercise of the First Delayed Draw Warrants.

Relationship with the Selling Securityholders

On April 30, 2024, in addition to entering into the Credit Agreement with OrbiMed, we also entered into the Registration Rights Agreement and the Initial OrbiMed Warrant. On August 15, 2024, OrbiMed Opp assigned a portion of the Initial OrbiMed Warrant to its affiliate, OrbiMed Offshore. On March 20, 2025, we entered into the First Amendment to Credit Agreement and Registration Rights Agreement with OrbiMed.

OrbiMed Credit Agreement

On the OrbiMed Closing Date, the Company entered into the Credit Agreement with OrbiMed, as lender and administrative agent. The Credit Agreement provides for a five-year senior secured credit facility in an aggregate principal amount of up to $50 million (the “Loan Facility”), of which (i) $25 million was available on the OrbiMed Closing Date and (ii) up to $10 million was available on or prior to June 30, 2025 and up to $15 million will be made available on or prior to December 31, 2025, in each case, subject to satisfaction of certain revenue requirements. The term loan will mature on April 30, 2029. On the OrbiMed Closing Date, the Company borrowed the Initial Commitment Amount, resulting in gross proceeds to the Company of $25 million. On February 18, 2025, the Company borrowed the Second Tranche amount, resulting in gross proceeds to the Company of $10 million.

Subject to certain exceptions, obligations under the Credit Agreement are required to be guaranteed by the subsidiaries of the Company, including any future subsidiaries. The obligations under the Credit Agreement are secured by all or substantially all of the assets of the Company and the subsidiary guarantors. If, until the maturity date of the Loan Facility, the Company’s net revenue attributable to the TriNav infusion system does not equal or exceed the applicable amount for such period as set forth in the Credit Agreement, then the Company will be required to repay in equal monthly installments the outstanding principal amount of the Loan Facility, together with a repayment premium and other fees. The Company will be required to repay amounts outstanding under the Loan Facility in full immediately upon an acceleration as a result of an event of default as set forth in the Credit Agreement, together with a repayment premium and other fees.

During the term of the Loan Facility, interest payable in cash by the Company will accrue on any outstanding balance due under the Loan Facility at a rate per annum equal to the higher of (x) the SOFR rate (which is the forward-looking term rate for a one-month tenor based on the secured overnight financing rate administered by the CME Group Benchmark Administration Limited) and (y) 4.00% plus, in either case, 8.50%. For the first fifteen months after the OrbiMed Closing Date, the Company will have the option to accrue interest of up to 3.50% as payable in kind. At all times on and after the date any event of default occurs, until such event of default is no longer continuing, the Loan Facility will bear interest at a rate of 4.00% in excess of the otherwise applicable rate of interest. If any portion of the Loan Facility is repaid prior to the maturity date, then the Company will pay a prepayment premium with respect to such portion of the Loan Facility equal to (i) during the first year after such portion’s funding, 3.0% of the principal amount of such portion plus an amount equal to the remaining scheduled payments of interest on such portion through the 12 month anniversary of such portion’s funding; (ii) during the second year after such portion’s funding, 3.0% of the principal amount of such portion; (iii) during the third year after such portion’s funding, 2.0% of the principal amount of such portion; and (iv) during the fourth year after such portion’s funding, 1.0% of the principal amount of such portion. After the 48-month anniversary of the funding of any portion of the Loan Facility, there will be no prepayment premium with respect to such portion. In addition, the Company will pay certain other fees with respect to the Loan Facility, including a commitment fee, an unused fee on the undrawn portion of the Loan Facility, an administration fee and an exit fee, as well as certain other fees and expenses of the administrative agent and lenders.

The Credit Agreement contains customary events of default, including, but not limited to, nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty; failure to perform or observe covenants; cross-defaults with certain other indebtedness; bankruptcy and insolvency events; material monetary judgment defaults; impairment of any material definitive loan documentation; other material adverse effects; key permit and other regulatory events; and change of control. Upon the occurrence of an event of default (subject to notice and grace periods), obligations under the Credit Agreement could be accelerated.

The Credit Agreement also contains a number of customary representations, warranties and covenants that, among other things, will limit or restrict the ability of the Company and its subsidiaries to (subject to certain qualifications and exceptions): create liens and encumbrances; incur additional indebtedness; merge, dissolve, liquidate or consolidate; make acquisitions, investments, advances or loans; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; amend certain material documents; redeem or repurchase certain debt; engage in certain transactions with affiliates; and enter into certain restrictive agreements. In addition, the Company will be required to at all times maintain unrestricted cash and cash equivalents that are subject to a first-priority perfected security interest in favor of OrbiMed in an amount equal to or greater than (i) $5,000,000 prior to March 31, 2025 and (ii) $10,000,000 on and after March 31, 2025.

OrbiMed Registration Rights Agreement

On the OrbiMed Closing Date, concurrently and in connection with the execution of the Credit Agreement, the Company entered into the Registration Rights Agreement with OrbiMed pursuant to which OrbiMed has certain customary registration rights. The Company was required to prepare and file a resale registration statement (the “Initial OrbiMed Registration Statement”) with the SEC to register the resale of shares of Common Stock issuable upon exercise of the Initial OrbiMed Warrant within 45 days following the OrbiMed Closing Date. For the First Delayed Draw Warrants, pursuant to the First Amendment to Credit Agreement and Registration Rights Agreement that the Company entered into with OrbiMed on March 20, 2025, the Company is required to prepare and file the registration statement of which this prospectus is a part, registering the resale of shares of Common Stock issuable upon exercise of the First Delayed Draw Warrants on or before May 15, 2025. The Company will also be required to prepare and file a resale registration statement (the “Subsequent OrbiMed Registration Statement” and collectively, with the Initial OrbiMed Registration Statement and the registration statement of which this prospectus is a part, the “OrbiMed Registration Statements”) with the SEC to register the resale of shares of the Company’s common stock issuable upon the exercise of any Subsequent OrbiMed Warrant and not covered by an existing effective OrbiMed Registration Statement within 30 days after the issuance of such Subsequent OrbiMed Warrant. For each OrbiMed Registration Statement, the Company must use its reasonable best efforts to cause the OrbiMed Registration Statement to be declared effective, but in any event (x) no later than the 5th trading day following the date the SEC notifies the Company that it will not review the OrbiMed Registration Statement and (y) no later than the 90th day following the filing of the OrbiMed Registration Statement in the event that the SEC reviews the OrbiMed Registration Statement. The rights granted to OrbiMed under the Registration Rights Agreement continue until such time as (A) such shares underlying the OrbiMed Warrants have been disposed of pursuant to an effective OrbiMed Registration Statement, (B) such shares are sold pursuant to Rule 144, (C) OrbiMed or its successor or assign is able to dispose of all of the shares registered on such OrbiMed Registration Statement without restriction or limitation pursuant to Rule 144 and all restrictive legends and stop transfer instructions have been removed with respect to such shares or (D) the expiration date of the OrbiMed Warrants.

OrbiMed Warrants

In connection with the Credit Agreement and the closing of the Initial Commitment Amount, we issued OrbiMed the Initial OrbiMed Warrant to purchase 130,805 shares of our common stock, with an exercise price of $9.5562, subsequently adjusted to $9.3722. On August 15, 2024, OrbiMed Opp assigned a portion of the Initial OrbiMed Warrant to its affiliate, OrbiMed Offshore. The Initial OrbiMed Warrant expires on April 30, 2031.

In connection with the closing of the Second Tranche and pursuant to the Credit Agreement, on February 18, 2025, the Company issued to OrbiMed the First Delayed Draw Warrants to purchase an aggregate of 91,263 shares of the Common Stock with an exercise price per share of $5.4787. The First Delayed Draw Warrants expire on February 18, 2032. The First Delayed Draw Warrants contain customary participation rights and share and price-based adjustment provisions. The Company is subject to certain registration requirements with respect to the shares of Common Stock issuable upon exercise of the First Delayed Draw Warrants as disclosed above.

On the closing of the Delayed Draw Commitment Amount, if applicable, we are obligated to issue additional warrants to purchase a number of shares of our Common Stock determined by dividing 5% of the Delayed Draw Commitment Amount by the 10-day volume weighted average sale price of our Common Stock as of the issue date. The Subsequent OrbiMed Warrants will expire seven years from the applicable issuance date, if any.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders or their respective permitted transferees from time to time of up to 91,263 shares of Common Stock that are issuable upon the exercise of the First Delayed Draw Warrants issued to OrbiMed in a private placement in connection with the Second Tranche closing pursuant to the Credit Agreement.

We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold pursuant to this prospectus, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to its sale of securities.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholders. We will receive proceeds from the exercise of the First Delayed Draw Warrants in the event such warrants are exercised for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Securityholders as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may sell their respective securities by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of Nasdaq;

•	through trading plans entered into by the Selling Securityholders pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	short sales;

•	distribution to employees, members, limited partners or securityholders of the Selling Securityholders;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters or broker-dealers;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In connection with any sales of securities offered hereunder, the Selling Securityholders and any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act. Any profits realized by the Selling Securityholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. If a Selling Securityholder is an “underwriter” within the meaning of Section 2(11) of the Securities Act, then such Selling Securityholder will be subject to the prospectus delivery requirements of the Securities Act. At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates.

In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

A holder of the First Delayed Draw Warrants may exercise the First Delayed Draw Warrants in accordance with the First Delayed Draw Warrants on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing the First Delayed Draw Warrants, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price, subject to any applicable provisions relating to cashless exercises in accordance with the First Delayed Draw Warrants.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

Pursuant to the Registration Rights Agreement, we have agreed to keep the registration statement of which this prospectus constitutes a part effective until such time as (A) such shares have been disposed of pursuant to an effective registration statement, (B) such shares are sold pursuant to Rule 144, (C) the Selling Securityholders are able to dispose of all of the shares without restriction or limitation pursuant to Rule 144 and all restrictive legends and stop transfer instructions have been removed with respect to such shares or (D) the expiration date of the First Delayed Draw Warrants.

LEGAL MATTERS

The validity of our Common Stock covered by this prospectus has been passed upon for us by Cooley LLP.

EXPERTS

The consolidated financial statements of TriSalus Life Sciences, Inc. as of December 31, 2024, and for the year then ended, incorporated by reference in this prospectus and elsewhere in the registration statement, have been so incorporated by reference in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of TriSalus Life Sciences, Inc. as of December 31, 2023, and for the year then ended, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

TriSalus Life Sciences, Inc. has agreed to indemnify and hold KPMG LLP (KPMG) harmless against and from any and all legal costs and expenses incurred by KPMG in successful defense of any legal action or proceeding that arises as a result of KPMG’s consent to the inclusion (or incorporation by reference) of its audit report on the Company’s past financial statements included (or incorporated by reference) in this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, with respect to the securities being offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You can read our SEC filings, including the registration statement, over the internet at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements, and other information with the SEC. These reports, proxy statements, and other information will be available for review at the SEC’s website at www.sec.gov. We also maintain a website at www.trisaluslifesci.com. Through our website, we make available, free of charge, the documents that are filed with, or furnished to, the SEC as soon as reasonably practicable after they are filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. Unless incorporated by reference herein in the section titled “Incorporation of Certain Information by Reference,” the information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

The documents we are incorporating by reference as of their respective dates of filing are (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 15, 2025;

•	the information set forth in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 8, 2025, January 31, 2025, February 19, 2025, February 25, 2025, April 17, 2025 and April 23, 2025; and

•	the description of our securities contained in Exhibit 4.7 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, filed with the SEC on August 14, 2024, together with any amendment or report filed with the SEC for the purpose of updating such description.

All documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of this offering, including all such documents we may file after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

TriSalus Life Sciences, Inc.

6272 W. 91st Ave.,

Westminster, CO 80031

(888) 321-5212

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee.

Amount
SEC registration fee	$77
Accountants’ fees and expenses	$43,333
Legal fees and expenses	$40,000
Miscellaneous fees and expenses	$7,500
Total expenses	$90,910

Discounts, concessions, commissions and similar selling expenses attributable to the sale of shares of Common Stock covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the shares with the SEC, as estimated in the table above.

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (2) for a director’s or officer’s acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for a director, unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions, (4) for a director or officer, any transaction from which the director or officer derived an improper personal benefit or (5) for an officer, any action by or in the right of the corporation. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Certificate of Incorporation. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors and officers.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 16. Exhibits and Financial Statement Schedules.

(a)       Exhibits.

The exhibits listed below are filed as part of this registration statement.

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
2.1†**	Agreement and Plan of Merger, dated as of November 11, 2022, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	2.1	November 14, 2022

2.2**	First Amendment to Agreement and Plan of Merger, dated as of April 4, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	April 5, 2023

2.3**	Second Amendment to Agreement and Plan of Merger, dated as of May 13, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	May 15, 2023

2.4**	Third Amendment to Agreement and Plan of Merger, dated as of July 5, 2023, by and among MedTech Acquisition Corporation, MTAC Merger Sub, Inc., and TriSalus Life Sciences, Inc.	Form 8-K	001-39813	10.1	July 6, 2023

4.1**	Second Amended and Restated Certificate of Incorporation of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.1	August 16, 2023

4.2**	Amended and Restated Bylaws of TriSalus Life Sciences, Inc.	Form 8-K	001-39813	3.2	August 16, 2023

		Incorporated by Reference
Exhibit	Description	Schedule/ Form	File Number	Exhibits	Filing Date
4.3**	Registration Rights Agreement, dated April 30, 2024, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV, LP.	Form 10-Q	001-39813	4.4	May 15, 2024

4.4**	First Delayed Draw Warrant Certificate, dated February 18, 2025, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV, LP.	Form 10-K	001-39813	4.10	April 15, 2025

4.5**	First Delayed Draw Warrant Certificate, dated February 18, 2025, by and between TriSalus Life Sciences, Inc., and OrbiMed Royalty & Credit Opportunities IV Offshore, LP.	Form 10-K	001-39813	4.11	April 15, 2025

4.6**	First Amendment to Credit Agreement and Registration Rights Agreement, dated March 20, 2025, by and among TriSalus Life Sciences, Inc., OrbiMed Royalty & Credit Opportunities IV, LP and OrbiMed Royalty & Credit Opportunities IV Offshore, LP.	Form 10-K	001-39813	10.26	April 15, 2025

5.1*	Opinion of Cooley LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.3*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

107*	Filing Fee Table.

*          Filed herewith.

**       Previously filed.

Item 17. Undertakings.

(a)     The undersigned registrant hereby undertakes as follows:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)     That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)     That, for the purpose of determining liability of the registrant under the Securities Act each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westminster, State of Colorado, on this 25th day of April, 2025.

TRISALUS LIFE SCIENCES, INC.

By:	/s/ Mary Szela
Mary Szela
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Szela and James Young, and each of them, as true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in their names and behalf in their capacities as officers and directors to enable TriSalus Life Sciences, Inc. to comply with the provisions of the Securities Act, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mary Szela	Chief Executive Officer and Director	April 25, 2025
Mary Szela	(Principal Executive Officer)

/s/ James Young	Chief Financial Officer	April 25, 2025
James Young	(Principal Financial and Accounting Officer)

/s/ Mats Wahlström	Director and Chairman of the Board	April 25, 2025
Mats Wahlström

/s/ Arjun Desai	Director	April 25, 2025
Arjun “JJ” Desai

/s/ Andrew von Eschenbach	Director	April 25, 2025
Andrew von Eschenbach

/s/ Gary Gordon	Director	April 25, 2025
Gary Gordon

Signature	Title	Date
/s/ Kerry Hicks	Director	April 25, 2025
Kerry Hicks

/s/ David J. Matlin	Director	April 25, 2025
David J. Matlin

/s/ Sean Murphy	Director	April 25, 2025
Sean Murphy

/s/ William Valle	Director	April 25, 2025
William Valle